UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 7, 2014, American Spectrum Realty, Inc. (the “Company”) filed voluntary petitions (the “Voluntary Petitions”) for reorganization for three of its subsidiaries ASR-8 Centre LP, ASR-Parkway One & Two LP, and ASR-Fountainview Place LP (the “Subsidiaries”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas Houston Division (the “Bankruptcy Court”).  The docket number for the jointly administered filings is Case No. 14-30174.  The Subsidiaries filed the Voluntary Petitions in response to foreclosure proceedings being instituted by creditors of debt secured by the Subsidiaries’ assets, consisting primarily of real property, in order to preserve the value of the assets which the Company believes is in excess of the outstanding secured debt. The Company believes that the value of the assets can be preserved and maximized through either a plan of reorganization or orderly marketing and sale of the assets.  The Subsidiaries will continue to operate their businesses as “debtors in possession” in the ordinary course under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The filing of the Voluntary Petitions constituted an event of default under outstanding indebtedness of the Subsidiaries (the “Accelerated Direct Financial Obligations”), resulting in automatic and immediate acceleration of all such obligations.  However, any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petitions, and any creditors’ purported rights of enforcement are subject to the applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.  The material Accelerated Direct Financial Obligations include:

$4.489 million outstanding principal balance of secured indebtedness under a term loan facility dated March 29, 2013 amended, modified, supplemented and assigned between ASR-8 Centre LP as borrower and NW Spectrum VPL, LLC as lender;

$4.244 million outstanding principal balance of secured indebtedness under a term loan facility dated December 29, 2005 amended, modified, supplemented and assigned between ASR-Parkway One & Two, LP as borrower and Parkway One & Two VPL, LLC as lender;

$11.947 million outstanding principal balance of secured indebtedness under a term loan facility dated April 29, 2008 amended, modified, supplemented and assigned between ASR-Fountainview Place, LP as borrower and Fountainview Place VPL, LLC as lender; and

$0.717 million outstanding principal balance of secured indebtedness under a term loan facility dated April 29, 2008 amended, modified, supplemented and assigned between ASR-Fountainview Place, LP as borrower and Fountainview Place VPL, LLC as lender.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 8.01 Other Events

On January 10, 2014, the Company issued a press release relating to the filing of the Voluntary Petitions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Exhibits and Financial Statements.

Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(c)       Exhibits.

Exhibits           Description

99.1      Copy of Press Release issued by American Spectrum Realty, Inc. on January 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:		/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	January 10, 2014